SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 18, 2015
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

March 18, 2015 – Milan, Italy. James Biber, the architect whose firm was selected after winning the competition to build the USA Pavilion at this year’s World’s Fair, Expo Milano 2015, will be highlighting the design aspects of the USA Pavilion at "Building the Expo," a special event being held from March 18 to 21, 2015 in Milan.

"Building the Expo" is organized by the Milano Architettura Design Edilizia (MADE) and curated by Politecnico di Milano, and previews over thirty Expo Milano 2015 pavilions. The World's Fair, Expo Milano 2015, is expected to attract 20-30 million people from May through October, 2015.

The USA Pavilion features a vertical farm and an open design to create a feeling of transparency and spaciousness. The pavilion is topped by an all-glass SPD-SmartGlass roof using technology patented by Research Frontiers (Nasdaq: REFR) and manufactured under license by leading Italian glass company, Isoclima under their CromaLite brand of SPD-SmartGlass. A working full-sized CromaLite panel with three square meters (over 32 square feet) of SPD-SmartGlass is on exhibition this week at "Building the Expo."

According to the current designs for the USA Pavilion by leading international architect James Biber, each panel will switch in seconds from dark to clear, or any desired tint in between, in response to an automated control system. USA Pavilion visitors will also be able to instantly control individual panels in the roof from a touchscreen tablet, and by controlling individual panels in the roof which act as pixels, even messages can be displayed by the smart glass on the roof.

James Biber explained: "We chose SPD-SmartGlass because of its fast switching speeds from dark to clear, uniformity of change in tint over a broad range of light transmission, and the solar heat gain management benefits which will allow us to use very little energy to change the tint in the glass in the roof. The result is instant control in response to solar and weather conditions allowing us to maintain the comfort of visitors without air conditioning or heating. It helps create the open and transparent feeling that distinguishes the USA Pavilion from other Expo pavilions."

The USA Pavilion roof will have 312 very large panels of SPD-SmartGlass manufactured under license from Research Frontiers by Isoclima, a leading high-end glass manufacturer based in Este, Italy. Each panel measures approximately 1 meter by 3 meters, with a total surface area of over 10,000 square feet, making it the largest smart glass roof in the world.

SPD-Smart electronically dimmable windows and skylights reduce cooling energy requirements in the summer, and heating energy requirements in the winter, by maintaining a pre-selected ideal level of light and temperature. SPD-SmartGlass also blocks harmful UV rays at all times. By more effectively controlling daylighting, SPD-Smart windows also allow “daylight harvesting,” which some independent sources estimate can save 35%-60% on lighting energy. With the growing pressure to reduce the energy use of buildings, many expect it to be a cornerstone of intelligent building design for years to come. Because SPD-SmartGlass can be retrofitted onto existing structures, even existing building stock can benefit from this green technology. This is significant as approximately 61% of all construction projects are retrofit projects, according to the U.S. Green Building Council.

SPD-SmartGlass technology has been selected as the exclusive smart glass for the USA Pavilion. SPD-Smart technology is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort, security, and protecting interiors. Available in glass or plastic, SPD-Smart windows can be controlled manually or automatically, and are currently being used in the automotive, architectural, aircraft and marine industries, and to protect priceless artifacts in museums from damage from visible light.

About Friends of the USA Pavilion Milano 2015

The U.S. Department of State has selected the Friends of the USA Pavilion Milano 2015 as its private sector partner to work with the U.S. government to develop and implement an official American presence at the Expo. The Friends of the USA Pavilion includes the James Beard Foundation (JBF) and the International Culinary Center (ICC), in association with the American Chamber of Commerce in Italy.

The Friends of the USA Pavilion is a 501(c)(3) nonprofit organization with the mission to conceive, design, fundraise for, and produce the USA Pavilion and programs at Expo Milano 2015. Through the leadership of Commissioner General Doug Hickey, the pavilion’s management team consists of President Dorothy Hamilton (founder and CEO of ICC), Chief Executive Officer Charlie Faas, and Chief Creative Officer Mitchell Davis (EVP of JBF). Biber Architects has been selected to design the USA Pavilion, and Thinc Design is serving as USA Pavilion exhibition designer.

Current partners include GE, NUSSLI, Uvet, Brand USA, PepsiCo, Microsoft, DuPont, Boeing, illy, Research Frontiers, 3M, Dow, Uber, McKinsey & Company, FleishmanHillard, Alaska Seafood Marketing Institute, U.S. Sustainability Alliance, U.S. Soybean Export Council, U.S. Grains Council, American Hardwood Export Council, North American Export Grain Association, USA Rice Federation, USA Poultry & Egg Commission, Food Export USA-Northeast, Food Export Association of the Midwest USA, and U.S. Dairy Export Council.

For more information, visit: www.usapavilion2015.net and www.expo2015.org.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1     Research Frontiers Press Release dated March 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: March 19, 2015